UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017

CONNECTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36778	58-2488736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

18500 West Corporate Drive, Suite 250

Brookfield, WI 53045

(Address of principal executive offices, including zip code)

(262) 432-8282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2017, the Board of Directors (the “Board”) of Connecture, Inc. (the “Company”), approved a transition plan pursuant to which Brian D. Lindstrom would be hired and appointed Chief Financial Officer and Corporate Secretary and Vincent E. Estrada, the Company’s prior Chief Financial Officer and Corporate Secretary, would transition to a new role within the Company as Executive Vice President of Corporate Development, each effective December 4, 2017.

Prior to joining the Company, Mr. Lindstrom, age 46, served as Chief Operating Officer of Datica Health, Inc., a provider of HIPAA compliant, cloud-based infrastructure for developers across healthcare, from December 2016 through November 2017. Previously, Mr. Lindstrom served as the Chief Financial Officer of Influence Health, Inc., a developer of clinical and digital marketing software for healthcare providers, from May 2013 through November 2016, and as Corporate Controller for Epic Systems, Inc., a provider of inpatient and ambulatory enterprise healthcare management software, from May 2007 through April 2013. Mr. Lindstrom is a CPA, holds a B.S. in accounting from Bradley University, M.S. from Purdue University and Advanced Management Program from University of Chicago.

Mr. Lindstrom’s annual base salary will be $275,000, he will have an annual target bonus of 50% of his annual base salary. In connection with his appointment, the Company will grant Mr. Lindstrom restricted stock units representing 300,000 shares of the Company’s common stock.

In connection with the appointment of Mr. Lindstrom as Chief Financial Officer as of December 4, 2017, Mr. Estrada will assume the role of Executive Vice President of Corporate Development. In connection with his new position, Mr. Estrada entered into a letter agreement, pursuant to which he has agreed to reduce his annual salary to $85,000 and retain a target bonus of 50% of his annual base salary, each effective January 1, 2018. Additionally, Mr. Estrada agreed to amend his employment agreement to provide that if he is terminated before January 1, 2019, the base salary used for purposes of determining his severance payments thereunder will be $300,000 and if he is terminated after January 1, 2019, his base salary for purposes of determining his severance payments will be his then-current base salary.

The foregoing descriptions of the employment arrangements with Mr. Lindstrom and Mr. Estrada are qualified in their entirety by the respective terms of the employment agreement and letter agreement entered into with Mr. Lindstrom and Mr. Estrada, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K. A press release announcing the appointment of Mr. Lindstrom and the new role for Mr. Estrada is also attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective as of December 4, 2017, by and among the Registrant and Brian D. Lindstrom

10.2	Letter Agreement, dated November 28, 2017, by and among the Registrant and Vincent E. Estrada

99.1	Press Release dated December 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTURE, INC.

Date: December 4, 2017	/s/ Jeffery A. Surges
Jeffery A. Surges Chief Executive Officer and President